Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, J. Hord Armstrong, Chief Executive Officer of Armstrong Energy, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Annual Report on Form 10-K of the Company for the year ended December 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Hord Armstrong, III
J. Hord Armstrong, III
Chairman and Chief Executive Officer
(Principal Executive Officer)

March 26, 2015